                                                        Exhibit 99.1
FOR IMMEDIATE RELEASE

             LOUDEYE ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

  Digital media store services drive strong growth and record quarterly revenue


SEATTLE, WA - AUGUST 9, 2005 - Loudeye Corp. (Nasdaq: LOUD), a worldwide leader in business-to-business digital media solutions, today announced financial results for the second quarter 2005.

SECOND QUARTER 2005 FINANCIAL HIGHLIGHTS

o REVENUE. Revenue was $7.0 million in the second quarter 2005 compared with revenue of $3.1 million in the second quarter 2004 and $6.0 million in the first quarter 2005. Digital media store services revenue represented $5.0 million of total revenue, an increase from $205,000 in the second quarter 2004 and $4.0 million in the first quarter 2005.

o DEFERRED REVENUE. Deferred revenue was $5.8 million as of June 30, 2005, net of related receivables of $2.9 million.


o NET LOSS. For the second quarter 2005, GAAP net loss was $6.9 million or $0.06 per share, compared to $2.6 million or $0.04 per share in the second quarter 2004 and $7.5 million or $0.07 per share in the first quarter 2005.

o EBITDA LOSS.* EBITDA loss for the current quarter totaled $6.1 million compared to $2.1 million for the second quarter 2004 and $6.6 million for the first quarter 2005.

o CASH AND MARKETABLE SECURITIES. Cash, cash equivalents, restricted cash and marketable securities were approximately $26.5 million as of June 30, 2005.

* EBITDA loss excludes charges related to depreciation and amortization expense and interest income and expense. A reconciliation of GAAP net loss to EBITDA loss is provided below.

RECENT HIGHLIGHTS

Loudeye's recent operating highlights include:
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o       Powering music services in more countries than any other digital music service provider; we currently power music services in 22 countries worldwide.

o Expanding our relationship with The Coca-Cola Company to include new digital music stores in Ireland, Italy and New Zealand. We now power eight music stores across the globe for Coca-Cola.

o Launching a digital music service for Panasonic in the United Kingdom to coincide with their release of two new portable music players. Now Panasonic consumers have one place to purchase hardware as well as download high quality, digital music for playback on their devices.

o Launching new digital music services for Virgin Megastores, CD WOW! and others.

o Further enhancing our intellectual property portfolio through the issuance of a U.S. patent on digital encoding technologies as well as the purchase of a patent covering peer-to-peer anti-piracy technologies.

o Appointing 30-year industry veteran Frank Varasano to our board of directors. Mr. Varasano most recently served as Executive Vice President at Oracle Corporation.

"Strength in our digital media store services was the primary driver for our business in the quarter, as we focused on transaction growth from existing stores and new store launches," said Mike Brochu, Loudeye's president and chief executive officer. "We continue to make significant investments in our online and mobile platform and are making progress toward marquee digital music store launches in the fall 2005. We are encouraged by growth trends in our stores, our market share in Europe and positive global industry trends in the first half of 2005. We are well positioned to capitalize on global trends in digital distribution, with our reach in 22 countries and our leading online and mobile platform capabilities."

FORWARD-LOOKING FINANCIAL GUIDANCE

While future results are subject to change and risks, Loudeye currently anticipates that revenue for the second half of 2005 will be approximately $15.0 million to $17.0 million, an increase of 28% to 45% over the second half of 2004. Digital media store services revenue is estimated to represent greater than 75% of total revenue in the second half of 2005. These estimates would result in total revenue of $28.0 million to $30.0 million for the full-year 2005.

"We expect continued revenue growth from our existing digital media stores in the second half of 2005, combined with early-stage revenue contribution from the launch of two major music store customers in the fall 2005. Because of seasonality from summer holidays in Europe, we expect only modest third quarter 2005 transactional revenue growth but expect to show strong sequential and year-over-year growth for the fourth quarter," said Ron Stevens, Loudeye's chief financial officer and chief operating officer. "While we are excited about growth in revenue for our digital media store services, we continue to be cautious in setting growth expectations for our content protection services and digital media content services as we focus our efforts on how best to scale and leverage these assets."

"The fourth consecutive quarter of revenue growth for our digital media store services demonstrates digital music distribution is really taking off. Our guidance for 2005 represents a doubling of our digital media store revenues in the second half of 2005 over the comparable 2004 period," said Mike Brochu. "We anticipate this momentum will continue into 2006, with similar growth in our digital media store services, demonstrating the benefits of our reach and leadership position in the global digital music stores market."

Forward-looking financial guidance reflects management's expectations as of the date of this release and is based upon limited available information which is dynamic and subject to risk and uncertainty. Results may be materially affected by many factors including those described in the Forward-Looking Statements section below.

SECOND QUARTER 2005 WEBCAST INFORMATION

Loudeye management will conduct an audio webcast to discuss these financial results. The public is invited to listen in on this webcast. Management will discuss financial and operating results for the quarter and end the call with a question and answer session. Information regarding the second quarter 2005 results' webcast is as follows:

    Date:                    Tuesday, August 9, 2005

    Time:                    5:00 p.m. EDT / 2:00 p.m. PDT
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    Audio Webcast:           5:00 p.m. EDT / 2:00 p.m. PDT; Webcast from
                             http://www.loudeye.com/en/aboutus/earningscalls.asp
                             This webcast will be available until August 24, 2005 at 5:00 p.m. EDT

ABOUT LOUDEYE CORP.

Loudeye is a worldwide leader in business-to-business digital media solutions and the outsourcing provider of choice for companies looking to maximize the return on their digital media investment. Loudeye combines innovative products and services with the world's largest music archive, a broad catalog of licensed digital music and the industry's leading digital media infrastructure, enabling partners to rapidly and cost effectively launch complete, customized digital media stores and services. For more information, visit www.loudeye.com.

                                       ###

CONTACTS:

Media/press contact: Karen Demarco, mPRm Public Relations, 323-933-3399, kdemarco@mprm.com
Investor Relations: Mike Dougherty, Loudeye Corp., 206.832.4000, ir@loudeye.com


FORWARD-LOOKING STATEMENTS

This press release and management's audio webcast contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking financial guidance such as statements about expected revenue and revenue mix for the second half of 2005, the years ending December 31, 2005 and 2006, and sequential quarterly growth rates. The words or phrases "estimates," "expects" and "anticipates" and similar words and phrases are intended to identify such forward-looking statements. As disclosed in our annual report on Form 10-K for the year ended December 31, 2004, we determined that, as of the December 31, 2004 measurement date, there were deficiencies in both the design and effectiveness of our internal control over financial reporting. We assessed those deficiencies and determined that there were eight material weaknesses in our internal control over financial reporting as of December 31, 2004. As a result, management concluded that our internal control over financial reporting was not effective as of December 31, 2004. We may not be successful in remediating each of these material weaknesses and we identify further material weaknesses during the course of our internal control assessment as of December 31, 2005. The existence of a material weakness or weaknesses is an indication that there is more than a remote likelihood that a material misstatement of our financial statements will not be prevented or detected in a future period. The forward-looking statements contained in this press release are based on current estimates and actual results may differ materially due to risks including the possibility of adverse changes in the market for distribution of digital media that Loudeye serves; adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital content; pricing pressures and other activities by competitors; the failure of Loudeye's hosting infrastructure; the complexity of Loudeye's services and delivery networks; any problems or failures in the structure, complexities or redundancies of Loudeye's network infrastructure; failures in third party telecommunication and network providers to provide required transmission capacity; lack of market acceptance for Loudeye's products and services; the possible delay in the adoption of digital media or related applications on the web in general; and other risks set forth in Loudeye's most recent Form 10-Q, 10-K and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.

USE OF NON-GAAP FINANCIAL INFORMATION

EBITDA loss presented in this press release and management's audio presentation is a non-GAAP financial measure that represents GAAP net loss excluding the effects of interest income and expense and depreciation and amortization expense. EBITDA as presented below may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Management believes the EBITDA presentation enhances an overall understanding of Loudeye's financial performance from ongoing operations, and is used by management for that purpose. We believe EBITDA and EBITDA per share presented below provides useful information to investors about our financial performance because it eliminates the effects of period to period changes in costs associated with impairment of assets related to capital investments and interest on our debt and capital lease obligations, both of which we believe are not reflective of the underlying performance of our business operations. The adjustments made in calculating EBITDA are adjustments that would be made in calculating our performance for purposes of employment agreements and associated bonus potentials for our senior executives. Measures similar to EBITDA are also widely used by us and others in the industry to evaluate and price potential acquisition candidates. We believe EBITDA facilitates operating performance comparisons by backing out potential differences across periods caused by variations in capital structures (affecting interest expense) and the age and book depreciation of equipment (affecting depreciation expense). In addition, we present EBITDA because we believe it is frequently used by analysts, investors and other interested parties in evaluating companies such as ours. Since Loudeye has historically reported non-GAAP results to the investment community, management believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting.

There are limitations inherent in non-GAAP financial measures such as EBITDA in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of Loudeye's recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating our performance based on traditional GAAP financial measures. Accordingly, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

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                         LOUDEYE CORP. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                              JUNE 30,                                    JUNE 30,
                                             --------------------------------------       ------------------------------------
                                                    2005                  2004                  2005                  2004
                                             ---------------      -----------------       ---------------     ----------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

REVENUE                                      $      7,017             $      3,131         $    13,046            $      5,122

COST OF REVENUE                                     6,847                    1,900              13,156                   3,361

                GROSS PROFIT (LOSS)                   170                    1,231                (110)                  1,761
                GROSS PROFIT (LOSS) PERCENT             2%                      39%                 -1%                     34%

OPERATING EXPENSES:

       SALES AND MARKETING                          1,626                      836               3,557                   1,471
       RESEARCH AND DEVELOPMENT                     2,252                      753               4,036                   1,343
       GENERAL AND ADMINISTRATIVE                   3,354                    2,232               6,991                   4,192
       AMORTIZATION OF INTANGIBLES                     93                       45                 193                     150
       STOCK-BASED COMPENSATION                         5                       43                  62                     165
       SPECIAL CHARGES (CREDITS)                        -                        -                 (43)                    (50)
                                             ---------------      -----------------       ---------------     ----------------
                 TOTAL OPERATING EXPENSES           7,330                    3,909              14,796                   7,271
                                             ---------------      -----------------       ---------------     ----------------


LOSS FROM OPERATIONS                               (7,160)                  (2,678)            (14,906)                 (5,510)

OTHER INCOME, NET                                     230                       71                 524                      82
                                             ---------------      -----------------       ---------------     ----------------
NET LOSS                                       $   (6,930)            $     (2,607)         $  (14,382)           $     (5,428)
                                             ===============      =================       ===============     ================

BASIC AND DILUTED NET LOSS PER SHARE           $    (0.06)            $      (0.04)         $    (0.14)           $      (0.08)
                                             ===============      =================       ===============     ================
WEIGHTED AVERAGE SHARES OUTSTANDING               108,694                   70,700             105,225                  67,013
                                             ===============      =================       ===============     ================


NON-GAAP INFORMATION:

NET LOSS                                     $    (6,930)             $     (2,607)         $  (14,382)           $     (5,428)
 ADJUSTMENTS TO RECONCILE GAAP NET LOSS TO
 EBITDA:
       DEPRECIATION AND AMORTIZATION                                           560               1,963                   1,041
         EXPENSE                                      983
       INTEREST (INCOME) EXPENSE                     (155)                     (48)               (289)                    (56)
                                             ---------------      -----------------       ---------------     ----------------
EBITDA                                        $    (6,102)            $     (2,095)         $  (12,708)           $     (4,443)
                                             ===============      =================       ===============     ================
BASIC AND DILUTED EBITDA PER SHARE            $     (0.06)            $      (0.03)         $    (0.12)           $      (0.07)
                                             ===============      =================       ===============     ================

WEIGHTED AVERAGE SHARES OUTSTANDING               108,694                   70,700             105,225                  67,013
                                             ---------------      -----------------       ---------------     ----------------



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                                 LOUDEYE CORP.
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            JUNE 30,                               DECEMBER 31,
                                                                              2005                                     2004
                                                                      ----------------                        --------------------
                                                                                             (IN THOUSANDS)

ASSETS
CURRENT ASSETS:

     CASH AND SHORT-TERM MARKETABLE SECURITIES                      $           25,810                            $          38,880
     ACCOUNTS RECEIVABLE, NET                                                    5,015                                        5,333
     PREPAID EXPENSES AND OTHER CURRENT ASSETS                                   2,099                                        1,298
     RESTRICTED CASH                                                               654                                           --
                                                                      ----------------                        ---------------------

                         TOTAL CURRENT ASSETS                                   33,578                                       45,511

LONG-TERM MARKETABLE SECURITIES                                                     --                                        2,288
RESTRICTED CASH                                                                     --                                        2,568
PROPERTY AND EQUIPMENT, NET                                                      5,597                                        5,661
GOODWILL                                                                        42,357                                       43,549
INTANGIBLE ASSETS, NET                                                           4,445                                        3,700
OTHER ASSETS, NET                                                                  160                                          431
                                                                      ----------------                        ---------------------
                         TOTAL ASSETS                               $           86,137                            $         103,708
                                                                      ================                        =====================


LIABILITIES
CURRENT LIABILITIES:

     ACCOUNTS PAYABLE                                               $            3,796                            $           4,012
     ACCRUED COMPENSATION AND BENEFITS                                           1,166                                          929
     ACCRUED AND OTHER LIABILITIES                                               5,849                                        4,966
     ACCRUED SPECIAL CHARGES                                                        --                                          403
     ACCRUED ACQUISITION CONSIDERATION                                           2,378                                       15,924
     DEPOSITS AND DEFERRED REVENUE                                               4,695                                        4,353
     CURRENT PORTION OF LONG-TERM DEBT AND CAPITAL LEASE                                                                      1,135
       OBLIGATIONS                                                               1,053
                                                                      ----------------                        ---------------------
                         TOTAL CURRENT LIABILITIES                              18,937                                       31,722

DEPOSITS AND DEFERRED REVENUE, NET OF CURRENT PORTION                            1,067                                        1,343
DEFERRED RENT                                                                       51                                           --
COMMON STOCK PAYABLE RELATED TO ACQUISITION                                      1,791                                        3,193
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, NET OF                                                                          1,000
  CURRENT PORTION                                                                  500
                                                                      ----------------                        ---------------------

                         TOTAL LIABILITIES                                      22,346                                       37,258

STOCKHOLDERS' EQUITY                                                            63,791                                       66,450
                                                                      ----------------                        ---------------------

                         TOTAL LIABILITIES AND
                          STOCKHOLDERS' EQUITY                      $           86,137                            $         103,708
                                                                      ----------------                        ---------------------
